                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                              ____________________

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Federal Realty Investment Trust
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



             Maryland                                            52-0782497
------------------------------------------------------  ------------------------
 (State of Incorporation or Organization)                   (I.R.S. Employer
                                                            Identification no.)


    1626 East Jefferson Street, Rockville, Maryland                20852
------------------------------------------------------  ------------------------
      (Address of Principal Executive Offices)                   (Zip Code)

   If this form relates to the                          If this form relates to the
   registration of a class of securities                registration of a class of
   pursuant to Section 12 (b) of the                    securities pursuant to Section 12 (g)
   Exchange Act and is effective                        of the Exchange Act and is
   pursuant to General Instruction                      effective pursuant to General
   A. (c), please check the following                   Instruction A. (d), please check
   box.  [x]                                            the following box.[_]



Securities Act registration statement file number to which this form relates:
      N/A
---------------
(If applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

     Title of Each Class                         Name of Each Exchange on Which
     to be so Registered                         Each Class is to be Registered
     -------------------                         ------------------------------


Common Shares of Beneficial Interest, $.01 par value    New York Stock Exchange
----------------------------------------------------    -----------------------



Securities to be registered pursuant to Section 12 (g) of the Act:


                                     (none)
--------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.    Description of Registrant's Securities to be Registered.


     The information required by Item 1 is set forth under the caption "Comparison of Rights of Shareholders Before and After the Reorganization" in the definitive proxy statement filed by the Registrant pursuant to Section 14(a) of the Securities Exchange Act of 1934 on March 29, 1999, as amended on April 12, 1999 and April 23, 1999 (collectively, the "Proxy Statement"), and which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's (1) Declaration of Trust and (2) Bylaws, each filed as an exhibit to the Registrant's Current Report on Form 8-K dated May 21, 1999, and (3) Form of Common Share Certificate, filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.



Item 2.    Exhibits.


     The following documents are being filed as exhibits to this registration statement.



                Exhibit Number                      Description
                --------------                      -----------

                      1               Declaration of Trust of Federal Realty Investment Trust
                                      dated May 5, 1999 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated May
                                      21, 1999)

                      2               Bylaws of Federal Realty Investment Trust dated May 5, 1999
                                      (incorporated by reference to Exhibit 3.3 to the
                                      Registrant's Current Report on Form 8-K dated May 21, 1999)

                      3               Form of Common Share Certificate of Federal Realty
                                      Investment Trust (incorporated by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K for the year
                                      ended December 31, 1999)

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FEDERAL REALTY INVESTMENT TRUST


Date: March 9, 2001                 By: /s/ Nancy J. Herman
                                        -------------------------------------
                                        Name: Nancy J. Herman
                                        Title: Senior Vice President, General
                                                 Counsel and Secretary